UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2019
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On April 2, 2019, the Board of Directors (the “Board”) of Dell Technologies Inc. (the “Company”) appointed Lynn Vojvodich to the Board as a Group I director, effective as of April 2, 2019.
Ms. Vojvodich is a global technology executive who has built, grown and transformed businesses for more than 20 years. Ms. Vojvodich served from September 2013 until February 2017 as Executive Vice President and Chief Marketing Officer of Salesforce.com, Inc., the world’s fourth largest enterprise software company and a global leader in customer relationship management. Prior to serving at Salesforce, she was a partner at the venture capital firm Andreessen Horowitz, where she helped portfolio companies accelerate their go-to-market and Global 1000 companies advance their digital agendas. Previously, Ms. Vojvodich held marketing leadership roles at global enterprise software companies, including Microsoft Corporation, BEA Systems, Inc. (acquired by Oracle Corporation) and Terracotta Inc. (acquired by Software AG). Ms. Vojvodich began her career as a mechanical engineer working on the design and construction of Gulfstream jets and offshore oil structures, and later worked with consulting firm Bain & Company. Ms. Vojvodich currently serves on the boards of directors of Booking Holdings Inc. and Ford Motor Company.
The appointment of Ms. Vojvodich satisfies a requirement set forth in the Agreement and Plan of Merger, dated as of July 1, 2018 and amended as of November 14, 2018 (the “Merger Agreement”), between the Company and a wholly owned merger subsidiary of the Company. As previously reported, the Company entered into the Merger Agreement in connection with a transaction (the “Class V transaction”), completed on December 28, 2018, in which the Company paid $14 billion in cash and issued 149,387,617 shares of the Company’s Class C common stock (the “Class C Common Stock”) to holders of its Class V common stock in exchange for all outstanding shares of Class V common stock. The Merger Agreement requires the Company, no later than June 30, 2019, to appoint to the Board a fourth director who meets the director independence requirements of the New York Stock Exchange (the “NYSE”), after consultation with holders of Class C Common Stock. The Board has determined that Ms. Vojvodich qualifies as an independent director in accordance with the independent director requirements of the NYSE. Ms. Vojvodich has not been appointed to any committees of the Board.

Ms. Vojvodich will participate in the Company’s compensation program for its independent directors, which is described in the Company’s proxy statement for its 2018 annual meeting of stockholders, filed with the Securities and Exchange Commission on May 15, 2018, and which has been modified to reflect the Class V transaction, as set forth in the Amended and Restated Dell Technologies Inc. Compensation Program for Independent Non-Employee Directors, filed as Exhibit 10.45 to the Company’s annual report on Form 10-K for the fiscal year ended February 1, 2019. In accordance with that compensation program, effective upon Ms. Vojvodich’s appointment to the Board, the Board granted Ms. Vojvodich a sign-on equity grant in the form of an award of options to purchase shares of Class C Common Stock under the Company’s 2013 Stock Incentive Plan with an aggregate grant date value of $1,000,000, with the number of stock options determined based on the closing price of the Class C Common Stock on the NYSE on April 2, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2019	Dell Technologies Inc.
	By:	/s/ Janet M. Bawcom
Janet M. Bawcom Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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